                                                                    Exhibit 23.4

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2003, with respect to the consolidated financial statements of Vestin Group, Inc. and Subsidiaries included in the Registration Statement (Form S-11 No. 333-105017) and related Prospectus of RE Investments III, LLC for the registration of 10,000,000 of its units.



/s/ Ernst & Young LLP
Phoenix, Arizona
June 26, 2003